Exhibit 2.3

                                 Page 1of 18

                            REORGANIZATION AGREEMENT

       This Reorganization Agreement ("Agreement") is made, entered into and effective as of this 31st day of December 2003, between and among Tamboril Cigar Company, a corporation organized under the laws of the State of Delaware (the "Company"), Axion Power Corporation, a Canadian Federal Corporation, ("Axion") and the persons identified in Schedules A-1 through A-4 (the "Axion Securityholders").

       WHEREAS, the Axion Securityholders identified in Exhibit "A" own common stock and convertible notes of Axion (the "Axion Securities") that will, upon full conversion of the notes, collectively represent 92.3% of the issued and outstanding common stock of Axion; and

       WHEREAS, the Axion Securityholders want to create an irrevocable trust for the benefit of certain stockholders of Mega-C Power Corporation; and

       WHEREAS, the purpose of the trust will be to protect certain legitimate interests of the stockholders of Mega-C Power Corporation while insulating the Axion Securityholders and the Company from certain potential litigation risks associated with ongoing litigation and potential regulatory enforcement actions arising from the prior activities of Mega-C Power Corporation and certain of its directors, officers and stockholders; and

       WHEREAS, the Company wishes to acquire the Axion Securities, solely in exchange for certain common stock and warrants the (the "Company Securities") that will be issued to the Axion Securityholders and placed in trust for the benefit of the stockholders of Mega-C Power Corporation;

       NOW, THEREFORE, in consideration of the mutual covenants, obligations and benefits hereinafter set forth, the parties hereto agree as follows:

       1. REPRESENTATIONS AND WARRANTIES OF AXION. Axion represents and warrants to the Company:

       a. Organization and Qualification; Subsidiaries. Axion is a Canadian Federal Corporation duly organized, validly existing and in good standing, which has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; and is duly qualified and in good standing to do business in the Province of Ontario and each other jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. Axion has no directly or indirectly owned subsidiaries.

       b. Articles of Incorporation and By-Laws. Axion has heretofore furnished to the Company complete and correct copies of all material corporate documents. The documentation provided includes Axion's Articles of Incorporation and all amendments thereto, Axion's By-laws and all amendments thereto, minutes of all of the meetings of the incorporators, board of directors and shareholders and copies of all material contracts, leases, licenses or other contracts to which Axion is a party or in which Axion has an interest.

       c. Capitalization. The authorized capital stock of Axion consists of an unlimited number of shares of common stock without par value ("Axion Common"). As of the date hereof one (1) share of Axion Common is issued and outstanding and 3,400,000 shares of common stock are issuable to the founders of Axion for out-of-pocket costs incurred and substantial personal services actually rendered in connection with the organization of Axion. All of the issued and outstanding shares of Axion Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Axion' Articles of Incorporation or By-Laws or any other agreement to which Axion is a party or bound. Axion has received the full consideration for the founders' shares and the shares are presently issuable to the persons entitled thereto. Schedule A-1 identifies the owner of the one issued and outstanding share of Axion Common and the beneficial owners of the 3,060,000 founders' shares that will be acquired by the Company pursuant to this Agreement.

       Axion has previously sold $550,000 aggregate principal amount of convertible seed financing notes, which are convertible into Axion Common at a price of $.50 per share. Schedule A-2 identifies the holders of the $500,000 aggregate principal amount of Axion's convertible seed financing notes that will be acquired by the Company pursuant to this Agreement.

       Axion has previously sold $800,000 aggregate principal amount of convertible first round private placement notes, which are convertible into Axion units at a price of $.75 per unit. Each Axion unit will include one share of Axion Common and one warrant that entitles the holder to purchase one additional share of Axion Common for a period of one year upon payment of a warrant exercise price $1.00 per share. If the warrants are not exercised within six months from the issue date, the exercise price will increase to $1.50 per share. Schedule A-3 identifies the holders of the $800,000 aggregate principal amount of Axion's convertible first round private placement notes that will be acquired by the Company pursuant to this Agreement.

       Axion has previously sold $150,000 aggregate principal amount of convertible second round private placement notes, which are convertible into Axion units at a price of $1.00 per unit. Each Axion unit will include one share of Axion Common and one warrant that entitles the holder to purchase one additional share of Axion Common for a period of one year upon payment of a warrant exercise price $1.50 per share. If the warrants are not exercised within six months from the issue date, the exercise price will increase to $2.00 per share. Schedule A-4 identifies the holders of the $150,000 aggregate principal amount of Axion's convertible second round private placement notes that will be acquired by the Company pursuant to this Agreement.

       Except as set forth above, there are no bonds, debentures, notes or other debt securities presently outstanding, or any agreements, understandings or arrangements obligating Axion to issue, deliver or sell any debt securities in the future.

       Except as set forth above, there are no options, warrants, calls or other rights, agreements, arrangements or commitments presently outstanding, or any agreements, understandings or arrangements obligating Axion to issue, deliver, sell or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment in the future.

       All of the Axion securities specified above are duly authorized, validly issued, fully paid and nonassessable and are owned by the persons specified in Schedules A-1 through A-4, free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances").

       d. Authority. Axion has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Axion is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Axion and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of Axion enforceable in accordance with its terms.

       e. No Conflict; Required Filings and Consent. The execution and delivery of this Agreement by Axion does not, and the performance of this Agreement by Axion will not (i) conflict with or violate the Articles of Incorporation or By-Laws of Axion, (ii) conflict with or violate any shareholders agreement that is binding on Axion, (iii) conflict with or violate any federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to Axion or by which its properties are bound or subject, or (iv) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of Axion pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Axion is a party or by which Axion or its properties are bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of Axion, taken as a whole ("Axion Material Adverse Effect").

       The execution and delivery of this Agreement by Axion does not, and the performance of this Agreement by Axion will not, require Axion to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities") based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of certain corporate documents as required by applicable State law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Axion from performing its obligations under this Agreement or have a Axion Material Adverse Effect.

       f. Permits; Compliance. Axion is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Axion Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Axion, threatened, regarding suspension or cancellation of any of Axion Permits. Axion is not in conflict with, or in default or violation of (a) any Law applicable to Axion or by which any of its properties is bound or subject or (b) any of the Axion Permits, except for any such conflicts, defaults or violations which would not have a Axion Material Adverse Effect.

       g. Financial Statements. Attached hereto as "Exhibit B" is a preliminary unaudited balance sheet of Axion as of December 31, 2003. The preliminary unaudited balance sheet has been prepared by Axion in accordance with generally accepted accounting principles and fairly presents the financial position of Axion as of the date thereof. Axion has not:

       (1) issued any equity, debt or other securities that are not reflected in the preliminary balance sheet;

       (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding securities;

       (3) entered into any other transaction or agreement which would, or might, materially impair its shareholders' equity as reflected in the preliminary balance sheet.

       h. No Undisclosed Liabilities. There are no liabilities of Axion of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities fully reflected or reserved against on the Axion Financial Statements; and liabilities which, individually or in the aggregate, would not have a Axion Material Adverse Effect.

       i. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Axion or any properties or rights of Axion and Axion is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

       j. Taxes. Axion has filed each federal, state and local tax return required by law, or has filed proper extensions, and has paid all Taxes, assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the Axion Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by Axion or any Subsidiary.

       k. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of Axion.

       l. Axion Corporate Action. The Board of Directors of Axion has (a) determined that the transaction contemplated hereby is advisable and fair and in the best interests of Axion and the Axion Securityholders, (b) approved the transaction contemplated hereby in accordance with the applicable laws of the Province of Ontario, Canada, (c) recommended the approval of this Agreement by the Axion Securityholders and (d) obtained the requisite approval of the transactions contemplated in this Agreement.

       m. Environmental Laws and Regulations. Axion is in material compliance with all applicable federal, provincial and local laws and regulations and common law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata (collectively, "Environmental Laws")), which compliance includes, but is not limited to, the possession by Axion of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; Axion has not received notice of, or, to the knowledge of Axion, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law ("Environmental Claim"); and to the knowledge of Axion, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

       There are no Environmental Claims that are pending or, to the knowledge of Axion, threatened against Axion, or, to the knowledge of Axion, against any person or entity whose liability for any Environmental Claim Axion has or may have retained or assumed either contractually or by operation of law.

       To the knowledge of Axion, there are no circumstances that could form the basis for an Environmental Claim against Axion, or against any person or entity whose liability for any Environmental Claim Axion or any Subsidiary has or may have retained or assumed either contractually or by operation of law.

       n. Intellectual Property Rights. Axion has a valid license to develop and commercialize a novel hybrid lead/acid/carbon battery technology (the "E3Cell") as described in a license agreement dated November 15, 2003 between Axion and C and T Co. Incorporated. Except as specifically provided in the license agreement, Axion's rights to use the licensed technologies are free and clear of all liens, charges, encumbrances, or restrictions, however characterized. Axion is not in default under any of the material terms or provisions of the license agreement and there are no known claims against Axion concerning its rights under the license agreement.

       o. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of two (2) years from the Closing Date.

       2. REPRESENTATIONS AND WARRANTIES OF AXION SECURITYHOLDERS. The Axion Securityholders severally warrant to the Company:

       a. Authority. The Axion Securityholders have full power and authority to exchange the Axion Securities for Company Securities upon the terms and conditions provided for in this Agreement, and when delivered to the Company in accordance with the terms of this agreement, the Axion Securities will be free and clear of any lien or other encumbrance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized no other proceeding is necessary to authorize any Axion Securityholder to execute this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Axion Securityholder and, assuming the due authorization, execution and delivery thereof by Axion and the Company, constitutes the legal, valid and binding obligation of each Axion Securityholder enforceable in accordance with its terms.

       b. Investment Intent. Each Axion Securityholder is acquiring the Company Securities solely for his own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of that term as defined in the Securities Act of 1933, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Securities Act"). Each Axion Securityholder understands that the Company Securities have not been registered under the Act or securities laws of any State or Province ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon each Axion Securityholder's subjective investment intent as expressed herein. In furtherance of the foregoing, each Axion Securityholder has previously executed an "Investment Representation Letter and Letter of Intent Signature Page" that contains certain representations and warranties of the Axion Securityholder and appoints the duly authorized officers of Axion as his attorney-in-fact to execute this Agreement on his behalf.

       c. Accredited Investor Status. Each Axion Securityholders is:

       (1) An "Accredited Investor" as such term is defined in Regulation D promulgated under the Act; and

       (2) Capable of evaluating the merits and risks of the exchange of Axion Securities for Company Securities; and that they are able to bear the economic risks of the investment and are able to protect their own interests in an investment of this nature.

Each Axion Securityholder further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of two (2) years from the Closing Date.

       3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Axion and each Axion Securityholder:

       a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. The Company has no directly or indirectly owned subsidiaries.

       b. Articles of Incorporation and By-Laws. The Company has heretofore furnished complete and correct copies of its' Articles of Incorporation and By-Laws, including all amendments thereto or restatements thereof to Axion and each Axion Securityholder. The Company is not in violation of any of the provisions of its Articles of Incorporation, By-Laws.

       c. Capitalization. The Company has the corporate authority to issue a total of 400,000,000 shares of $.0001 par value common stock and 100,000,000 shares of $0.0001 par value preferred stock, of which 30,000,000 shares of common stock are presently issued and outstanding. All issued and outstanding shares of the Company's common stock are fully paid, validly issued and nonassessable. Except as specifically provided herein, no other capital stock of the Company will be outstanding on the Closing Date. Except as specifically provided herein, no stockholder of the Company will have or obtain any registration rights with respect to any shares of the Company's capital stock that are issued and outstanding on the Closing Date.

       On the closing date, after paying all outstanding third-party debts, the Company will have no material assets and approximately $484,123 in related party debt owed to John L. Petersen and Sally A. Fonner. Immediately after the closing of this agreement, the Company will issue 1,865,731 common stock purchase warrants to each of John L. Petersen and Sally A. Fonner in full and settlement of all related party debts. The warrants will expire on December 31, 2005 and each warrant will entitle the holder to purchase one share of common stock year upon payment of a warrant exercise price of $.125 per share.

       Immediately after the closing of this Agreement, the Company will have 186,573,104 shares of Common Stock and 13,464,822 common stock purchase warrants issued and outstanding, which will be held beneficially and of record as follows:



                                                         Common                                      Total
                                                          Stock               Warrants              Ownership

Tamboril Stockholders                                   30,000,000             3,731,462            33,731,462
MCP stockholders trust                                 114,359,736                                 114,359,736
Axion Founders                                          24,480,008                                  24,480,008
Seed Financing                                           8,000,000                                   8,000,000
First Round Private Placement                            8,533,360             8,533,360            17,066,720
Second Round Private Placement                           1,200,000             1,200,000             2,400,000
                                                        ----------            ----------            ----------
Totals                                                 186,573,104            13,464,822           200,037,926


       d. Authority. Each of the Company, Sally A. Fonner and John L. Petersen has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of the Company (including, without limitation, any approval by the shareholders of the Company of this Agreement or the transactions contemplated herein) is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company, Sally A. Fonner and John L. Petersen, and assuming the due authorization, execution and delivery hereof by Axion and the Axion Securityholders, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

       e. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of the Company, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to the Company or by which any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance on, any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of the Company, taken as a whole, or on the transactions herein contemplated ("Company Material Adverse Effect").

       The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company does not require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, the Blue Sky Laws, the National Association of Securities Dealers, and the filing and recordation of appropriate such documents as required by General Corporation Law of Delaware and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing its obligations under this Agreement or have a Company Material Adverse Effect.

       While the Company is not required to obtain any regulatory consents prior to the closing of this Agreement, the parties expressly acknowledge that the Company will be required to make the following filings with the SEC in connection with the execution of this Agreement and the performance of the Company's obligations hereunder.

(1) Within 5 days after the execution of this Agreement, the Company will be required to file with the SEC and promptly distribute to its' stockholders an "Information Statement Pursuant to Section 14(f) of the Exchange Act " which discloses that effective on the 10th day after the mailing thereof, five individuals selected by Axion will be appointed to the Board of Directors and both of the Company's current directors will resign from the board; and

(2) Within 15 days after the execution of the Agreement, the Company will be required to file with the SEC a Current Report on Form 8-K that provides detailed information on the business combination effected by this Agreement, including audited financial statements for Axion and unaudited pro forma financial information.

       f. Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of (a) any Law applicable to the Company or by which any of its properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations which would not have a the Company Material Adverse Effect. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

       g. Reports; Financial Statements. The Company and two wholly owned subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Act on April 11, 2000, in the U.S. Bankruptcy Court for the Southern District of Florida (Cases 00-13040-BKC-AJC through 00-13042-BKC-AJC). The Company filed an Amended Plan of Reorganization and Disclosure Statement (the "Plan") with the Bankruptcy Court on August 9, 2000. Thereafter each class of debt and equity interests that was entitled to vote approved the Company's Plan. On December 7, 2000, the Bankruptcy Court entered an order confirming the Company's Plan (the "Confirmation Order"). On December 19, 2000, the Company commenced the implementation of its Plan and the reorganization was substantially complete as of December 31, 2000.

       As a result of the Bankruptcy, the Company was inactive and engaged in no business activities until January 23, 2003, when its corporate charter was restored. On March 20, 2003, the Company filed with the Securities and Exchange Commission an omnibus Annual Report on Form 10-KSB for the fiscal years ended December 31, 1998 through 2002, together with quarterly reports for the periods ended March 31. June 30 and September 30, 2002. Since March 20, 2003, the Company has timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Quarterly Reports on Form 10-QSB, (2) all proxy and information statements relating to meetings of stockholders (whether annual or special), (3) all necessary Reports on Form 8-K, (4) all other necessary amendments and supplements to all such reports and registration statements (collectively, the "Company SEC Reports") and (B) any applicable Blue Sky Laws and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to or on the date of this Agreement (i) have been prepared in accordance with, and complied as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods indicated.

       The Company's auditors have issued no management letters in connection with the Company's financial statements.

       Attached hereto as Exhibit "C" is preliminary unaudited balance sheet of the Company as of December 31, 2003. The preliminary unaudited balance sheet has been prepared in accordance with generally accepted accounting principles and practices consistently followed by the Company, and fairly presents the financial position of the Company as of the date thereof. The Company has not

       (1) issued any equity, debt or other securities that are not reflected in the preliminary balance sheet;

       (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding securities;

       (3) entered into any other transaction or agreement which would, or might, materially impair its shareholders' equity as reflected in the preliminary balance sheet.

       h. No Undisclosed Liabilities. There are no liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities fully reflected or reserved against on the balance sheet contained in the Company Financial Statements; (b) liabilities under this Agreement and fees and expenses related thereto; and (c) liabilities which, individually or in the aggregate, would not have a Company Material Adverse Effect.

       i. Absence of Certain Changes or Events. Except as disclosed in SEC Reports filed prior to or on the date of this Agreement, there has not been any significant change by the Company in its accounting methods, principles or practices.

       j. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Company or any properties or rights of the Company and the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders.

       k. Taxes. The Company has filed each federal, state and local tax return required by law, or has filed proper extensions, and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the most recent balance sheet included in the Company Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by the Company.

       l. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of the Company, Sally A. Fonner or John L. Petersen.

       m. Company Corporate Action. The stockholders of the Company have approved the transaction contemplated hereby to the extent required by the applicable provisions of the General Corporation Law of Delaware.

       n. Environmental Laws and Regulations. The Company is in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; the Company has not received notice of, or, to the knowledge of the Company, is the subject of any Environmental Claim; and to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

       There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

       To the knowledge of the Company, there are no circumstances that could form the basis for an Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

       o. Contract Rights. Except for this Agreement and the agreements contemplated herein, the Company is not a party to or bound by any contract or agreement, whether written or oral, including, without limitation, any contract or agreement for employment, consulting or similar services, for capital expenditures or the acquisition or construction of fixed assets, which constitutes any note, bond, indenture or other evidence of indebtedness or guaranty or security for indebtedness of others, for the sale of any asset, or the grant of any right or option to purchase such asset, which constitutes a lease, which purports to limit the freedom of the Company to compete in any line of business or in any geographic area or to borrow money or incur indebtedness.

       p. Employee Benefit Plans. The Company does not have, and has not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding). No incentive grants of any type or nature are outstanding under the Company's Incentive Stock Plan and no person has any right to require the Company to issue any such incentive grant in the future.

       The Company is not party to any collective bargaining agreement.

       The Company has no obligation for retiree health, medical or life insurance benefits under any plan or arrangement. The Company has no employees other than Sally A. Fonner.

       q. Public Offering. The initial public offering of the Company was a bona fide offering to the "public" as such term is used and defined in connection with offerings of securities subject to the Securities Act in material compliance with the Securities Act and the rules and regulations promulgated thereunder. The Common Stock of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that that purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such share

       r. Transfer Agent. The Company has appointed Continental Stock Transfer & Trust Company, New York, New York as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to Axion and the Shareholders for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Exchange Act. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares.

       s. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of two (2) years from the Closing Date.

       4. AFFIRMATIVE COVENANTS OF THE COMPANY.

       (a) SEC Reporting Obligations. For so long as the Company's common stock is registered under the Securities Exchange Act of 1934, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Exchange Act"), the Company (i) will file all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation
       (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements and (B) any state, local or other governmental authority pursuant to applicable laws regulating the offer and sale of securities (the "Blue Sky Laws") and (C) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities. The Company Reports shall be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company Reports) and shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

       (b) Reports to Stockholders. For so long as the Company's common stock is registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries, if any, for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its subsidiaries, if any, during such quarter.

       5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the following conditions:

       a. The Company shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by Axion or the Shareholders herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

       b. There shall have been no material adverse changes in the financial condition, business or operations of Axion, except for changes resulting from operations in the usual and ordinary course of its business.

       c. The Company shall have received an opinion of Axion's legal counsel to the effect that:

       (1) Axion is a Canadian Federal Corporation duly organized, validly existing and in good standing under the laws of Canada and the Province of Ontario, and has the power and authority to own its properties and to carry on its business in the Province of Ontario;

       (2) The outstanding Axion Securities are validly issued, fully paid and nonassessable;

       (3) This Agreement has been duly executed and delivered by Axion and the Axion Securityholders and constitutes a legal, valid and binding obligation of Axion enforceable in accordance with its terms.

       6. CONDITIONS TO THE OBLIGATIONS OF AXION AND THE AXION SECURITYHOLDERS. The obligations of the Axion and the Axion Securityholders hereunder are subject to the following conditions:

       a. Axion and the Axion Securityholders shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

       b. There shall have been no material adverse changes in the financial condition, business or operations of the Company, except for changes resulting from those operations in the usual ordinary course of the business.

       c. Axion shall have received the opinion of the Company's legal counsel to the effect that:

       (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power to own and operate its properties wherever the same shall be located as of the Closing Date;

       (2) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

       (3When delivered to the Axion Securityholders, the Company Securities will be validly issued, fully paid and nonassessable;

       (4) The common stock of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act,
       (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that that purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such shares;

       (5) The transaction contemplated qualifies as a tax-free reorganization under ss.368(a)(1)(B) of the Internal Revenue Code and related regulations thereunder and the receipt of Company Securities by the Axion Securityholders at the Closing will not give rise to a taxable event; and

       (6) The common stock of the Company is fully registered under the Exchange Act and the Company has, for the preceding 12 months, filed all necessary reports under Sections 12 and 15 of the Exchange Act.

       7. CLOSING DATE. The closing of this Agreement shall take place in Toronto, Ontario, Canada on December 31, 2003, or at such other reasonable time and place as the parties hereto shall agree upon.

       8. EXCHANGE OF AXION SECURITIES. Subject to the terms and conditions set forth herein, and at the time of the closing set forth in Section 7 and the conditions to which are specified in Sections 5 and 6, the Company will:

       (1) Issue and deliver 24,480,008 shares of common stock to the person identified in Schedule A-1 in exchange for 100% of their right title and interest 3,060,001 shares Axion Common;

       (2) Issue and deliver 8,000,000 shares of common stock to the persons identified in Schedule A-2 in exchange for 100% of their right title and interest in $500,000 aggregate principal amount of Axion's seed financing notes;

       (3) Issue and deliver 8,533,560 shares of common stock and 8,533,560 warrants to the persons identified in Schedule A-3 in exchange for 100% of their right title and interest in $800,000 aggregate principal amount of Axion's first round private placement notes. Each such warrant shall entitle the holder to purchase one additional share of Tamboril Common for a period of one year upon payment of a warrant exercise price $.125 per share. If the warrants are not exercised within six months from the issue date, the exercise price will increase to $.1875 per share; and

       (4) Issue and deliver 1,200,000 shares of common stock and 1,200,000 warrants to the person identified in Schedule A-4 in exchange for 100% of his right title and interest in $150,000 aggregate principal amount of Axion's second round private placement notes. Each such warrant shall entitle the holder to purchase one additional share of Tamboril Common for a period of one year upon payment of a warrant exercise price $.125 per share. If the warrants are not exercised within six months from the issue date, the exercise price will increase to $.1875 per share.

Concurrently, the Axion Securityholders shall deliver to the Company certificates evidencing the ownership of all issued and outstanding Axion Securities, duly endorsed to the Company.

       9. CREATION OF MEGA-C SHAREHOLDERS TRUST. On the closing date, or as soon thereafter as practicable, the Company shall create an irrevocable trust for the benefit of the shareholders of Mega-C Power Corporation and issue 114,359,736 shares of the Company's common stock to the trust. The purpose of the Trust shall be to preserve the potential equitable interests of the Mega-C Shareholders in the lead-acid-carbon battery technologies that Axion and the Company intend to develop, while insulating Axion and the Company from litigation risks arising from the business of Mega-C and the alleged unlawful activities of certain directors, officers and stockholders of Mega-C. The Company, Axion and each Axion Securityholder acknowledge that the shares the Company will issue to the Mega-C shareholders trust would, in the absence of potential equitable interests, be issuable to the Axion Securityholders as additional consideration for the value associated with an unencumbered license to the technology. Upon creation of the trust, the Company shall select a suitable trustee and enter into a trust agreement substantially in the form attached hereto as Exhibit "D." All shares of common stock delivered to the trustee shall, upon issuance, be validly issued, fully paid, nonassessable and subject to all of the terms, conditions and provisions of the trust agreement.

       10. ACTIONS AT THE CLOSING. At the final closing of this Agreement, the Company and the Axion Securityholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with
Section 8 of this Agreement and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be registered in the name of the party to which the same are deliverable, as specified herein. In addition to the above-mentioned exchange of certificates, the following transactions will take place at the final closing.

       Axion and the Axion Securityholders will deliver to the Company:

(1) The opinion of legal counsel for Axion, as provided for in Section 5(d) hereof;

(2) A certificate of corporate good standing for Axion which shall be dated no more than sixty (60) days prior to the Closing Date;

       (3) A certificate by a principal officer of Axion that each of the representations and warranties of Axion and the Axion Securityholders, respectively, are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by Axion have been performed.

       The Company will deliver to Axion and the Axion Securityholders:

(1) The opinion of legal counsel for the Company, as provided for in Section 6(c) hereof;

(2) A certificate of corporate good standing for the Company which shall be dated no more than sixty (60) days prior to the Closing Date;

       (3) A certificate executed by a principal officer of the Company attesting that each of the representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of Axion and the Axion Securityholders which are to be performed by the Company have been performed; and

       (4) Duly executed resignations of all existing officers of the Company, effective as of 8:00 p.m. on the Closing Date.

       11. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, the Company, Axion shall conduct its business in the same manner in which it has heretofore been conducted and the Axion Securityholders will not permit Axion to (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to the Axion Securityholders without first obtaining the written consent of the Company. Likewise, the Company will not (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to its shareholders without first obtaining the written consent of Axion and the Axion Securityholders.

       12. BOARD OF DIRECTORS. Promptly after the closing of this Agreement, the Board of Directors of the Company shall have a meeting, at which the Board of Directors shall appoint Kirk Tierney as a member of the Board of Directors, in accordance with the By-Laws of the Company. Promptly after compliance with Section 14(f) of the Exchange Act, the Board of Directors of the Company shall have another meeting, at which John L. Petersen and Sally A. Fonner resign, and they shall elect as members of the Company's Board of Directors, in accordance with the By-Laws of the Company and this agreement five additional individuals as the Axion shall designate to the Company in writing.

       13. UNREGISTERED SECURITIES. The Axion Securityholders understand that because the Company Securities have not been registered under the Act or any State Act, they must hold the Company Securities indefinitely, and cannot dispose of any or all of the Company Securities unless such Company Securities are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The Axion Securityholders further understand that the Company may, as a condition to the transfer of any Company Securities, require that the request for transfer by an Axion Securityholder be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, provided at such an Axion Securityholder's expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

       All Company Securities that will be issued to the Axion Securityholders pursuant to the terms of this Agreement are restricted securities within the meaning of Regulation D promulgated under Section 4(2) of the Securities Act. The Company will issue stop transfer instructions to its transfer agent for the shares common stock issued to the Axion Securityholders and shall place the following legend on each certificate representing Company Securities:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT TO A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

       14. PARTIAL REGISTRATION OF COMMON STOCK. The Axion Securityholders acknowledge and understand that they have no independent right to require the Company to register any of the Company Securities issued to them pursuant to this Agreement. Notwithstanding the generality of the foregoing, the Company expressly assumes Axion's responsibility to register certain shares that will be held in trust for the benefit of the stockholders of Mega-C Power Corporation under applicable securities laws. In furtherance of the foregoing, the Company shall, within 30 days after the successful completion of beta testing on the E3Cell, file a registration statement under the Securities Act so as to allow the unrestricted resale of:

o      All shares held in trust for the benefit of the stockholders of Mega-C;

o All shares of common stock issued or issuable upon exercise of the warrants issued to the Axion Securityholders;

o All shares of common stock issued or issuable upon exercise of the warrants issued to Ms. Fonner and Mr. Petersen; and

o Such additional Company Securities as the board of directors may designate.

       In connection with such registration statement the Company's board of directors may establish reasonable resale restrictions that are intended to protect the market for the Company's common stock from unusual selling pressure and do not unreasonably discriminate between the beneficial owners of the securities included in the registration statement. The Company shall pay all costs and expenses relating to the registration, offer, and sale of such securities, other than the fees of underwriters or brokers who sell shares on behalf of the owners of such securities. Notwithstanding the foregoing, the manner and conduct of the registration, including the contents of the registration statement, will be entirely in the control and at the discretion of the Company. After the effective date of such registration statement, the Company shall file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement for a period of not less than six months. In addition, if any holders of securities included in the registration statement are advised by counsel that the registration statement, in the opinion of such counsel, is deficient in any material respect, the Company shall use its best efforts to cause the registration statement to be amended to eliminate the concerns raised. The Company shall furnish to the various holders of securities included in the registration statement the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities owned by them.

       15. ACCESS TO INFORMATION. Either previously or concurrently herewith, the Company has delivered to the Axion Securityholders correct and complete copies of all documents and records requested by the Axion Securityholders. In addition, the Axion Securityholders have had the opportunity to ask questions of, and receive answers from, officers and directors of the Company, and persons acting on its behalf concerning the terms and conditions of the Agreement, and has received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the Company Securities.

       16. NO SOLICITATION. At no time were the Axion Securityholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the Company Securities.

       17. EXPENSES. Axion and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated. The Axion Securityholders shall pay all fees and expenses incurred by them by reason of this Agreement and the proposed transactions contemplated hereby.

       18. ATTORNEYS FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs to be fixed by the Court, said fees to include appeal and collection of judgment.

       19. ARBITRATION. In the event a dispute arises out of, in connection with, or with respect to this Agreement, or any breach thereof, such dispute shall, on the written request of one party delivered to the other party, be submitted to and settled by binding arbitration conducted in Toronto, Ontario, Canada in accordance with Arbitrations Act (Ontario). The award of such arbitrator shall be final and may be entered by any party hereto in any court of competent jurisdiction. The party against whom the arbitrator's award is rendered shall pay all costs and expenses of such arbitration, unless the arbitrator shall specifically allocate costs in a different manner because the award is not entirely in favor of either party

       20. Indemnification

       (a) From and after the closing date, Sally A. Fonner and John L. Petersen (the "Tamboril Parties") shall jointly and severally indemnify Axion and its directors, officers, agents, employees, stockholders and noteholders (the "Axion Parties") against and hold the Axion Parties harmless from all damages, losses or liabilities in respect of claims, suits, proceedings, demands, judgments, damages, expenses and costs (including, without limitation, reasonable attorney's fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity) (collectively, the "Indemnifiable Damages") which the Axion Parties may suffer or incur by reason of (i) the inaccuracy of any of the representations and warranties of the Tamboril Parties contained in this Agreement; (ii) any material misstatements or omissions of material fact in this Agreement; (iii) any costs or expenses incurred to defend against, settle or pay claims of any nature whatsoever arising from the operations of the Company prior to its Chapter 11 Bankruptcy proceeding; or (iv) the nonperformance by the Tamboril Parties of any of the obligations set forth in this Agreement. Without limiting the generality of the foregoing, the amount of Indemnifiable Damages that shall be recoverable from each of Ms. Fonner and Mr. Petersen in their individual capacities shall (x) be limited to $200,000 in respect of any claim for Indemnifiable Damages concerning any matter, issue or thing that arose on or before December 7, 2000, and (y) unlimited in respect of any claim for Indemnifiable Damages concerning any matter, issue or thing that arose or might arise after December 7, 2000. No claim by any of the Tamboril Parties under this Section 20(a) may be commenced more than one (1) year after the closing date of this Agreement.

       (b) From and after the Closing, Axion shall indemnify the Tamboril Parties against and hold the Tamboril Parties harmless from all damages, losses or liabilities in respect of suits, proceedings, demands, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity) (collectively, the "Indemnifiable Damages") which the Tamboril Parties may suffer or incur by reason of (i) the inaccuracy of any of the representations and warranties of Axion contained in this Agreement; (ii) other than in respect of any claims or litigation disclosed by Axion, any liability for claims made by third parties against the Tamboril Parties arising out of the activities of Axion or the operations of Tamboril after the closing of the reverse takeover, or (iii) the non-performance by Axion of any of the covenants or agreements contained in this Agreement. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Tamboril Parties shall only have the right to be restored to the financial position they enjoyed immediately prior to the execution of this Agreement, but in no event shall the total amount of Axion's liability hereunder exceed $200,000. No claim by any of the Tamboril Parties under this Section 20(b) may be commenced more than one (1) year after the closing date of this Agreement.

       (c) Promptly, upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceedings by any party not a party to this Agreement in respect of which indemnity may be sought on account of an indemnity agreement contained herein, the party seeking indemnification (the "Indemnitee") will notify, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Indemnitor"), in writing, thereof. The omission of such Indemnitee to notify promptly the Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith on account of the indemnity agreements contained herein unless the Indemnitor is prejudiced thereby, and then only to the extent of the prejudice caused by such delay. In case any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against an Indemnitee, and it shall notify the Indemnitor of the commencement thereof, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee; provided that no settlement may be made by an Indemnitor on behalf of an Indemnitee without the Indemnitee's express written consent if such settlement would impose continuing obligations or any liability upon the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim, make personnel, books and records relevant to the claim available to the Indemnitor, and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as such Indemnitor may reasonably consider desirable in connection with the defense of any such claim. In the event that the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand, or assessment, the Indemnitee will not settle such claim, demand, or assessment without the consent of the Indemnitor, which shall not be unreasonably withheld. It is understood and agreed that to the extent the Axion Parties or the Tamboril Parties make a claim for indemnification within the survival periods stated herein, the responsibility for indemnification with respect to such claim shall survive until such claim is resolved. Each of the Axion Parties and each of the Tamboril Parties expressly understands and agrees that notwithstanding any disclosure herein or in the Schedules hereto or in any document, certificate, or instrument delivered pursuant hereto of actual or potential defaults, claims, litigation and the like that may be asserted against Tamboril, the Tamboril Parties or the Axion Parties, the Tamboril Parties and the Axion Parties shall be entitled to indemnification against such matters to the extent set forth above.

       21. MISCELLANEOUS.

       a. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

       b. This Agreement shall not be assignable by any party without prior written consent of the others.

       c. All Section headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures.

       d. This Agreement incorporates the term of all prior agreements and sets forth the entire understanding between the parties. No amendments hereto shall be valid unless made in writing and signed by the parties hereto.

       e. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Axion and the Shareholders and upon the successors and assigns of the Company.

       f. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

       If to the Company or Axion:                     with copies to:

                                                   Fogler, Rubinoff LLP,
         Axion Power Corporation                   Barristers & Solicitors
         100 Caster Avenue                        Suite 4400, Royal Trust Tower
         Vaughan, Ontario, Canada L4L 5Y9        77 King Street West
                                                 Toronto Ontario M5K 1G8

       If to Fonner or Petersen:                       with copies to:

         Sally A. Fonner                          Petersen & Fefer, Attorneys
         1268 Bayshore Boulevard                     Chateau de Barbereche
         Dunedin, Florida 34698                    Switzerland 1783 Barbereche

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TAMBORIL CIGAR COMPANY

        /s/


Sally A. Fonner, President

Principal Stockholders of
Tamboril Cigar Company

         /s/                                                    /s/

Sally A. Fonner                                        John L. Petersen

AXION POWER CORPORATION

        /s/


Thomas Granville, Director

Shareholders and Noteholders of
Axion Power Company

        /s/

By Thomas Granville, a Director of Axion Power Corporation acting as attorney-in-fact for the Axion Securityholders identified in Schedules A-1 through A-4

                                    EXHIBIT A
                           SCHEDULE OF STOCK ISSUANCES
                                   PAGE 1 OF 2


SCHEDULE A-1
HOLDERS OF COMMON STOCK AND
BENEFICIAL OWNERS OF FOUNDERS SHARES

Name of Stockholder or                   Axion Shares              Company
Beneficial Owner                         Surrendered            Shares Issued

Kirk Tierney                                   1                      8
Robert Averill                               340,000              2,720,000
James Eagan                                  340,000              2,720,000
Thomas Granville                             340,000              2,720,000
Glenn Patterson                              340,000              2,720,000
Joseph Piccirilli                            340,000              2,720,000
James Smith                                  340,000              2,720,000
Joseph Souccar                               340,000              2,720,000
Canadian Consultants Bureau Inc.             340,000              2,720,000
Ron Bibace                                   340,000              2,720,000
Schedule A-1 Total                         3,060,001             24,480,008


SCHEDULE A-2
HOLDERS OF CONVERTIBLE
SEED FINANCING NOTES



Name of Convertible                                 Principal Amount            Axion Shares              Company
Seed Financing Noteholder                               of Notes                  Issuable             Shares Issued

Robert Averill                                           $50,000                 100,000                800,000
James Smith                                              $50,000                 100,000                800,000
James Eagan                                              $50,000                 100,000                800,000
Thomas Granville                                         $50,000                 100,000                800,000
Joseph Piccirilli                                        $50,000                 100,000                800,000
Joseph Souccar                                           $50,000                 100,000                800,000
HAP Investments LLC                                      $50,000                 100,000                800,000
Canadian Consultants Bureau Inc.                         $50,000                 100,000                800,000
Infinity Group LLC                                      $100,000                 200,000              1,600,000
Schedule A-2 Total                                      $500,000               1,000,000              8,000,000


                                    EXHIBIT A
                           SCHEDULE OF STOCK ISSUANCES
                                   PAGE 2 OF 2


SCHEDULE A-3
HOLDERS OF CONVERTIBLE
FIRST ROUND PRIVATE PLACEMENT NOTES


Name of Convertible
First Round Private                                         Principal Amount         Axion Shares          Company
Placement Noteholder                                            of Notes               Issuable         Shares Issued

Robert Averill                                                  $200,000              266,667           2,133,336

James Smith                                                     $100,000              133,337           1,066,696

James Eagan                                                     $100,000              133,333           1,066,664

Thomas Granville                                                $100,000              133,333           1,066,664

HAP Investments LLC                                             $200,000              266,667           2,133,336

Canadian Consultants Bureau Inc.                                $100,000              133,333           1,066,664
                                                                                    1,066,670
Schedule A-2 Total                                              $800,000                                8,533,360


SCHEDULE A-4
HOLDERS OF CONVERTIBLE
SECOND ROUND PRIVATE PLACEMENT NOTES



Name of Convertible
Second Round Private                                        Principal Amount         Axion Shares          Company
Placement Noteholder                                            of Notes               Issuable         Shares Issued
James Keim                                                              $150,000              150,000           1,200,000
                                                                                              400,000
Schedule A-4 Total                                                      $150,000                                3,200,000


Total Shares Issuable to Axion Stockholders                           $1,450,000            5,276,671          42,213,368


Shares Issuable to Trust for the Benefit of
Stockholder of Mega-C Power Corporation                                                                       114,359,736


Grand Total of Stock Issuances                                                                                156,573,104

